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                                                                EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated February 22, 1999, related to Iowa West Racing Association included in this 8-K/A filing. It should be noted that we have not audited any financial statements of the Association subsequent to December 31, 1998, or performed any audit procedures subsequent to the date of our report.

                                                       ARTHUR ANDERSEN LLP

Omaha, Nebraska,
     December 17, 1999